UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 19, 2014

RACKWISE, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54519	27-0997534
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2365 Iron Point Road, Suite 190 Folsom, CA 95630

(Address of principal executive offices, including zip code)

(888) 818-2385

(Registrant’s telephone number, including area code)

(Former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.02 Termination of a Material Definitive Agreement

Effective February 19, 2014 Intel Corporation (“Intel”) terminated the December 5, 2011 Software Integration and License Agreement (the “Agreement”) between us and Intel for non-payment of software license royalties in the approximate amount of $463,000. The termination requires us to cease all direct or indirect exercises of license rights under the Agreement, except as necessary to support our few existing customers who have previously installed and are using the Intel DCM software. Subject to availability of funds, we may seek to revive the Agreement. The vast majority of our customers will not be affected by the termination of the Agreement. Due to the limited number of our customers utilizing the Intel DCM software, we found it necessary to prioritize other financial needs with our limited financial resources.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RACKWISE, INC.

Dated: February 25, 2014	By:	/s/ Guy A. Archbold
Guy A. Archbold Chief Executive Officer, President and Chairman of the Board